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                                                                  Exhibit (g)(3)

                       FOREIGN CUSTODY MANAGER ADDENDUM
                             TO CUSTODY AGREEMENT


     This FOREIGN CUSTODY MANAGER ADDENDUM ("Addendum") dated as of June 1, 2000 by and between M.S.D. & T. FUNDS, INC., a Maryland corporation (the "Fund"), and FIFTH THIRD BANK, a banking corporation organized pursuant to the laws of the State of Ohio (the "Custodian"), is made as an addendum to the Custody Agreement dated as of May 28, 1993 (the "Custody Agreement") between the Fund and the Custodian;

     WHEREAS, the Custodian has been appointed by the Fund as to the custodian of the assets of certain series or portfolios of the Fund as identified in the Custody Agreement; and

     WHEREAS, by a Global Custody Addendum dated as of June 1, 2000 (the "Global Custody Addendum") to the Custody Agreement, the Custodian was appointed by the Fund as the custodian of those assets of such series or portfolios of the Fund to be held outside the United States; and

     WHEREAS, the Fund desires to appoint the Custodian as the "Foreign Custody Manager" (as that term is defined in Rule 17f-5(a)(2) under the Investment Company Act of 1940, as amended) for such series or portfolios of the Fund and the Custodian is willing to serve as the Foreign Custody Manager for such series or portfolios of the Fund, in each case on the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises and covenants contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     Whenever used in this Addendum, the following words and phrases, unless the context otherwise requires, shall have the following meaning:

     1. Capitalized terms used in the Addendum and not otherwise defined in the Addendum shall have the meanings given such terms in Rule 17f-5 under the Investment Company Act of 1940, as amended (the "Rule").

     2.  "Board" shall mean the Board of Directors of the Fund.

     3. "Eligible Foreign Custodian" shall have the meaning provided in the Rule, except that it shall not include any Securities Depository the use of which is mandatory (i) by law or regulation, or (ii) because securities cannot be withdrawn from such Securities Depository, or (iii) because maintaining securities outside such Securities Depository is not consistent with prevailing custodial practices.
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     4.  "Fund" shall hereinafter be deemed to refer to each separate series or portfolio of the Fund unless the context otherwise requires.

     5. "Monitoring System" shall mean a system established by the Custodian to fulfill the Responsibilities specified in clauses (1)(d) and (1)(e) of Article III of this Addendum.

     6. "Responsibilities" shall mean the responsibilities delegated to the Custodian as a Foreign Custody Manager with respect to each Specified Country, as such responsibilities are more fully described in Article III of this Addendum.

     7. "Specified Country" shall mean each country listed on Schedule I attached hereto and each country, other than United States, constituting the primary market for a security with respect to which the Fund has given settlement instructions to the Custodian Bank as custodian under the Custody Agreement and Global Custody Addendum.


                                  ARTICLE II

                   THE CUSTODIAN AS FOREIGN CUSTODY MANAGER

     1. The Fund on behalf of its Board hereby delegates to the Custodian with respect to each Specified Country the Responsibilities.

     2. The Custodian accepts the Board's delegation of Responsibilities with respect to each Specified Country and agrees in performing the Responsibilities as a Foreign Custody Manager to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Fund's assets would exercise.

     3. The Custodian shall provide to the Board, no later than 15 days after the end of each calendar quarter, written reports notifying the Board of the placement of assets of the Fund with a particular Eligible Foreign Custodian within a Specified Country selected by the Custodian and of any material change in the Arrangements with respect to the Fund with any such Eligible Foreign Custodian.


                                  ARTICLE III

                               RESPONSIBILITIES

     1. The Custodian shall with respect to each Specified Country and each Eligible Foreign Custodian selected by the Custodian: (a) determine that assets of the Fund held by such Eligible Foreign Custodian will be subject to reasonable care, based on the standards applicable to custodians in the relevant market in which such Eligible Foreign Custodian operates, after considering all factors relevant to the safekeeping of such assets, including, without limitation, those contained in Section (c)(1) of the Rule; (b) determine that the Fund's foreign custody

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arrangements with each Eligible Foreign Custodian selected by the Custodian are governed by a written contract with the Eligible Foreign Custodian (or, in the case of an Eligible Foreign Custodian selected by the Custodian which is a Securities Depository, by such a contract, by the rules or established practices or procedures of the Securities Depository, or by any combination of the foregoing) which will provide reasonable care for the Fund's assets based on the standards specified in paragraph (c)(1) of the Rule; (c) determine that each contract described in the preceding clause (b) (or, in the case of an Eligible Foreign Custodian selected by the Custodian which is a Securities Depository, by such a contract, by the rules or established practices or procedures of the Securities Depository, or by any combination of the foregoing) shall include the provisions specified in paragraph (c)(2)(i)(A) through (F) of the Rule or, alternatively, in lieu of any or all of such (c)(2)(i)(A) through (F) provisions, such other provisions as the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for the assets of the Fund as such specified provisions; (d) monitor pursuant to the Monitoring System the appropriateness of maintaining the assets of the Fund with a particular Eligible Foreign Custodian selected by the Custodian and the contract governing the arrangement; and (e) advise the Fund whenever an arrangement described in the preceding clause (d) no longer meets the requirements of the Rule that the Fund must withdraw its assets from such Eligible Foreign Custodian as soon as reasonably practicable. The Fund agrees that the Custodian may employ, consult and obtain advice from suitable advisors, agents and third parties as the Custodian deems appropriate in its sole discretion in connection with actions taken by the Custodian hereunder to fulfill the Responsibilities.

     2. For purposes of clause (d) of the preceding Section 1 of this Article, appropriateness shall not include, nor be deemed to include, any risks associated with investment in a particular country. Maintaining assets of the Fund with an Eligible Foreign Custodian selected by the Custodian will on any day be considered appropriate if the Custodian on such day would select such Eligible Foreign Custodian in accordance with Articles II and III of this Addendum.


                                  ARTICLE IV

                                REPRESENTATIONS

     1. The Fund hereby represents that: (a) this Addendum has been duly authorized, executed and delivered by the Fund, constitutes a valid and legally binding obligation of the Fund enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Fund prohibits the Fund's execution or performance of this Addendum; (b) this Addendum has been approved by the Board at a meeting duly called and at which a quorum was at all times present; and (c) the Board has considered the risks associated with investment in each Specified Country listed on Schedule 1 and will have considered such risks prior to any settlement instructions being given to the Custodian with respect to any other Specified Country.

     2. The Custodian hereby represents that: (a) the Custodian is duly organized and existing under the laws of the State of Ohio, with full power to carry on its businesses as now

                                      -3-
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conducted, and to enter into this Addendum and to perform its obligations hereunder; (b) this Addendum has been duly authorized, executed and delivered by the Custodian, constitutes a valid and legally binding obligation of the Custodian enforceable in accordance with its terms, and no statute, regulation, rule, order, judgment or contract binding on the Custodian prohibits the Custodian's execution or performance of this Addendum; and (c) the Custodian has established the Monitoring System.


                                   ARTICLE V

                           CONCERNING THE CUSTODIAN

     1. The Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by, or asserted against, the Fund except to the extent the same arises out of the failure of the Custodian to exercise the care, prudence and diligence required by Section 2 of Article II hereof. In no event shall the Custodian be liable to the Fund, the Board, or any third party for special, indirect or consequential damages arising in connection with this Addendum.

     2. The Fund agrees to indemnify the Custodian and holds it harmless from and against any and all costs, expenses, damages, liabilities or claims, including attorneys' and accountants' fees, sustained or incurred by or asserted against the Custodian by reason or as a result of any action or inaction, arising out of the Custodian's performance hereunder, provided that the Fund shall not indemnify the Custodian to the extent any such costs, expenses, damages, liabilities or claims arise out of the Custodian's failure to exercise the reasonable care, prudence and diligence required by Section 2 of Article II hereof.

     3. The Custodian shall only have such duties as are expressly set forth herein. Without limiting the generality of the foregoing, in no event shall the Custodian be liable for any risks associated with investments in a particular country, but shall only be liable for the risks associated in placing assets of the Fund with a particular Eligible Foreign Custodian selected by the Custodian.


                                  ARTICLE VI

                                 MISCELLANEOUS

     1. This Addendum constitutes the entire agreement between the Fund and the Custodian with respect to the subject matter and supersedes all prior oral or written agreements in regard thereto.

     2. Any notice or other instrument in writing, authorized or required by this Addendum to be given to the Custodian, shall be sufficiently given if received by it at its offices at the Custodian Center, 511 Walnut Street, Cincinnati, Ohio 45263, Attention: Mutual Fund

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Client Services, or at such other place as the Custodian may from time to time designate in writing.

     3. Any notice or other instrument in writing, authorized or required by this Addendum to be given to the Fund shall be sufficiently given if received by it at its offices at Two Hopkins Plaza, Baltimore, Maryland 21201, Attention:
M.S.D. & T. Funds Administration, or at such other place as the Fund may from time to time designate in writing.

     4. In case any provision in or obligation under this Addendum shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Addendum may not be amended or modified in any manner except by a written agreement executed by both parties. This Addendum shall extend to and be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Addendum shall not be assignable by either party without the written consent of the other.

     5. This Addendum shall be construed in accordance with the internal substantive laws of the State of Ohio, without regard to conflicts of laws and principles thereof.

     6. The parties hereto agree that in performing hereunder, the Custodian is acting solely on behalf of the Fund and no contractual or service relationship shall be deemed to be established hereby between the Custodian and any other person.

     7. This Addendum may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     8. This Addendum shall be continuing and shall remain in full force and effect until terminated by the Custodian or the Fund upon termination of the Custody Agreement.

     9. In consideration of the services provided by the Custodian hereunder, the Fund shall pay to the Custodian such compensation and out-of-pocket expenses as may be agreed upon from time to time by the parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective officers, thereunto duly authorized, as of the date first above written.


                                        M.S.D. & T. FUNDS, INC.


                                        By: /s/ Leslie B. Disharoon
                                            -----------------------
                                            Name: Leslie B. Disharoon
                                            Title: President


                                        FIFTH THIRD BANK


                                        By: /s/ David R. Lofland, Jr.
                                            -------------------------
                                            Name: David R. Lofland, Jr.
                                            Title: Vice President

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                                  SCHEDULE I

                              Specified Countries

COUNTRY          SUB-CUSTODIAN                     DEPOSITORY (Acronym)
-------          -------------                     --------------------

Argentina        Banco Rio de la S.A. Plata,       Caja de Valores, SA
                 Buenos Aires

Australia        Commonwealth Bank of Australia,   Austraclear, Ltd.
                 Sydney
                                                   Reserve Bank Information &
                                                    Transfer System

Brazil           BankBoston, Sao Paulo             Bolsa de Valores de Sao Paolo
                                                    (BOVESPA)
                                                   Bolsa de Valores de Rio de
                                                    Janiero (BVRJ)
                                                   Central de Custodia e de
                                                    Liquidacao Financiera de
                                                    Titulos (CETIP)
                                                   Sistema Especial de
                                                    Liquidacao e Custodia
                                                    (SELIC)

Canada           Royal Bank of Canada, Montreal    Canadian Depository for
                                                    Securities Ltd (CDS)
                                                   West Canada Depository Trust
                                                    Company (WCDTC)

Chile            BankBoston, Santiago              None

Denmark          Den Danske Bank, Copenhagen       Vaerdipapircentralen (VP)

Germany          Dresdner Bank, Frankfurt/Main     Deutsche Kassenverein AG
                                                    (DKV)

Italy            Banca Commerciale Italiana,       Monte Titoli SpA (MT)
                 Milan                             Banca d'Italia

Japan            The Fuji Bank, Limited, Tokyo     Japan Securities Depository
                                                    Center (JASDEC)
                                                   The Bank of Japan

Korea            Standard Chartered Bank, Seoul    Korea Securities Depository
                                                    (KSD)

Mexico           Banco Nacional de Mexico,         Instituto Para el Deposito
                 Mexico City                        de Valores (SD Indeval)
                                                   Banco de Mexico

New Zealand      ANZ Banking Group, Ltd.,          Reserve Bank of New Zealand /
                 Wellington                         Austraclear Ltd

Norway           Den norske Bank, Oslo             Verdipapirsentralen (VPS)

Spain            Banco Bilbao Vizcaya, Madrid      Banco de Espana (GB)
                                                   Servicio de Compensacion y
                                                    Liquidacion de  Valores SA
                                                    (SCLV)

Sweden           Skandinaviska Enskilda Banken     Vardepapperscentralen (VPC)
                 (SEB), Stockholm

United Kingdom   The Bank of New York, London      Central Gilts Office (CGO)
                                                   Central Money Markets Office
                                                    (CMO)